UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2017

Riot Blockchain, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401
Castle Rock, CO 80104
(Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant’s telephone number, including area code)

 834-F South Perry Street, Suite 443
Castle Rock, CO 80104
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, New York 10036
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 1, 2017, Riot Blockchain, Inc. (the “Company”) entered into a share exchange agreement (the “Agreement”) with Kairos Global Technology, Inc., a Nevada corporation (“Kairos”).  Pursuant to the Agreement, upon satisfaction of certain closing conditions, the shareholders of Kairos agreed to exchange all outstanding shares of Kairos’ common stock to the Company and the Company agreed to issue an aggregate of One Million Seven Hundred Fifty Thousand and One (1,750,001) newly designated shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) which are convertible into an aggregate of One Million Seven Hundred Fifty Thousand and One (1,750,001) shares of the Company’s common stock, no par value per share (the transaction, the “Kairos Transaction”) to such shareholders.  On November 3, 2017, the Company closed the Kairos Transaction.
Upon closing of the Karios Transaction, the Company became the owner of certain computer equipment and other assets used for the mining of cryptocurrency, specifically servers consisting of 700 AntMiner S9s and 500 AntMiner L3s, all manufactured by industry leader Bitmain.
The shares of Series B Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series B Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series B Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series B Preferred Stock is $6.80 and the initial conversion price is $6.80 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.
The holders of Series B Preferred Stock are entitled to receive dividends if and when declared by the Company’s board of directors. The Series B Preferred Stock will participate on an “as converted” basis, with all dividends declared on the Company’s common stock. Such dividends will be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the stated value of such Series B Preferred Stock.

The Company is prohibited from effecting a conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% percent of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% percent. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and will have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series B Preferred Stock.

The Series B Preferred Stock contains a blocker pursuant to which, if the Company has not obtained the approval of its shareholders in accordance with NASDAQ Listing Rule 5635(d), then the Company may not issue upon conversion of the Series B Preferred Stock a number of shares of common stock, which, when aggregated with any other shares of common stock  underlying the Series B Preferred Stock issued pursuant to the Agreement would exceed 19.99% of the shares of common stock issued and outstanding as of the date of the Agreement, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the date of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Series B Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series B Convertible Preferred Stock (the “Certificate of Designation”), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference in its entirety into this Item 3.02. The Kairos Transaction was conducted pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and safe-harbor set forth in Regulation S adopted under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Chairman

On November 3, 2017, Michael Beeghley resigned as a director and the Chief Executive Officer of the Company.   Such resignation was tendered and accepted by the Board of Directors of the Company (the "Board").  Mr. Beeghley's resignation was not the result of any disagreement with the Company, any matter related to the Company's operations, policies or practices, the Company's management or the Board.  On November 3, 2017, Mr. Beeghley entered into a separation agreement with the Company (the "Separation Agreement"), pursuant to which all of his rights and interests in all unvested options and unvested restricted stock units will become vested and, in addition, the Company shall issue an additional award of 40,000 shares of restricted common stock of the Company.  The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

Appointment of Chief Executive Officer and Chairman

On November 3, 2017, to fill the vacancy created by Mr. Beeghley's resignation, the Board appointed John O’Rourke as Chief Executive Officer and Chairman of the Board. Mr. O’Rourke currently serves as President of the Company and as a member of the Board.  There is no family relationship between Mr. O’Rourke and any of the Company's other officers or directors.

In connection with the appointment of Mr. O’Rourke as Chief Executive Officer and Chairman of the Board, the Board approved (i) a monthly salary of $25,000, (ii) a restricted stock award of 344,000 shares of common stock which shall vest in 24 equal monthly installments beginning one month from the date of issuance and (iii) an option to purchase up to 100,000 shares of the Company’s common stock, at an exercise price $10.00, the exercisability of which is subject to shareholder approval of an increase to the amount of shares available for issuance under the Company’s equity incentive plan, and as more fully set forth in an employment agreement (the “Employment Agreement”) which shall have a term of two years. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

Departure of Director

On November 1, 2017, Mike Dai resigned from his position as a member of the Board and all committees thereof.  Mr. Dai’s resignation is not due to any disagreement related to the financial status or financial statements of the Company.

Appointment of Director

On November 3, 2017, the Company appointed Jason Les as a director of the Company.  Mr. Les is deemed an "independent" non-employee director as defined by NASDAQ Rule 5605(a)(2).  There are no family relationships between Mr. Les and any of our other officers and directors. Mr. Les shall receive the Company's equity award for new independent directors of 7,500 restricted stock units as compensation, which shall vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of the date of issuance. Mr. Les was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee (Chairman) of the Board.

Set forth below is the biographical information of the newly appointed director, as required by Item 401 of Regulation S-K.

Mr. Les graduated from U.C. Irvine in 2010 with a B.S. in Information and Computer Science. Mr. Les is an established professional poker player. Mr. Les successfully competed in high stakes heads-up games online for several years and was twice selected as the human benchmark for testing the world’s best poker artificial intelligence in what was dubbed Man vs Machine at Carnegie Mellon University. Mr. Les was chosen as a director based on the fact that he has been active in the industry as a miner, studying protocol development and evaluating a variety of crypto investment strategies.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 3, 2017, the Company designated 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock” in connection with the filing of the Certificate of Designation with the Secretary of State of the State of Nevada.  The details of the Series B Preferred Stock and Certificate of Designation are described in Item 1.01, which is incorporated by reference in its entirety into this Item 5.03. The Certificate of Designation is filed as Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Form of Certificate of Designations, Preferences and Right of the 0% Series B Convertible Preferred Stock of Riot Blockchain, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: November 3, 2017	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer